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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2000, with respect to the financial statements of PPGx, Inc. included in the Registration Statement (Form S-1) and related prospectus of DNA Sciences, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

San Diego, California
January 3, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS